UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Ellington Residential Mortgage REIT

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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53 Forest Avenue
Old Greenwich, Connecticut 06870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2023
To Our Shareholders:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders, or the "Annual Meeting," of Ellington Residential Mortgage REIT (the "Company," "we," "our," or "us"), which will be conducted virtually via live webcast, on May 16, 2023, at 10:00 a.m., Eastern Time. You will be able to attend the 2023 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/EARN2023. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.
The purpose of the Annual Meeting is to consider and take action on the following:
1.To elect the six trustees nominated and recommended by the Board of Trustees, each to serve until the 2024 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified;
2.To hold an advisory (non-binding) vote on executive compensation;
3.To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023;
4.To approve the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan; and
5.To transact such other business, if any, properly brought before the meeting.
Shareholders of record at the close of business on March 22, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. For more information with respect to voting your shares at our Annual Meeting, see "Questions and Answers" beginning on page 2 of the Proxy Statement accompanying this notice.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares online during our Annual Meeting or by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you execute a proxy but later decide to attend the Annual Meeting, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
By order of the Board of Trustees

Daniel Margolis
General Counsel
April 6, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 16, 2023: This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, the accompanying proxy card, our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.

ELLINGTON RESIDENTIAL MORTGAGE REIT
53 FOREST AVENUE
OLD GREENWICH, CONNECTICUT 06870

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the "Board of Trustees" or the "Board") of Ellington Residential Mortgage REIT (the "Company," "EARN," "we," "us," or "our") for use at our 2023 Annual Meeting of Shareholders, or the "Annual Meeting," to be held on May 16, 2023, at 10:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/EARN2023, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof. On or about April 6, 2023, we mailed a Notice of Internet Availability of Proxy Materials, or "Notice," and, to those shareholders that requested to receive a printed copy, the proxy statement, to holders of our common shares as of the close of business on March 22, 2023 and on the mailing date, such shareholders of record had the ability to access the Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2022.
Our "Manager" refers to Ellington Residential Mortgage Management LLC, our external manager, and "EMG" refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by EMG and its other affiliates from time to time.
QUESTIONS AND ANSWERS
Q.How will we solicit proxies for the Annual Meeting?
A.We are soliciting proxies by furnishing this Proxy Statement and proxy card to our shareholders. In addition, some of our trustees and officers and certain employees of EMG may make additional solicitations by telephone or in person without additional compensation for such activities. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.
We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.
Q.When is the Annual Meeting?
A.The Annual Meeting is currently scheduled for May 16, 2023, at 10:00 a.m., Eastern Time.
Q.Who is entitled to vote?
A.All shareholders of record as of the close of business on March 22, 2023, which is the record date, are entitled to notice of and to vote at the Annual Meeting.
Q.What is the quorum for the Annual Meeting?
A.The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast by the holders of all outstanding common shares of beneficial interest, $0.01 par value per share, of the Company, or "Common Shares," will constitute a quorum for the transaction of business. No business may be conducted at the meeting if a quorum is not present. As of the record date, 13,789,792 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented, in person or by proxy, at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 22, 2023. If a Common Share is deemed present at the Annual Meeting for any matter, it will be deemed present for all other matters. Pursuant to Maryland law, abstentions are treated as present for quorum purposes.
Q.How many votes do I have?
A.You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.

Q.How do I vote my shares prior to the Annual Meeting?
A.If you are a shareholder of record, meaning that your Common Shares are registered in your name, you have three voting options. You may vote:
By Mail—signed proxy card must be received by May 15, 2023
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.
Authorizing your proxy by mail will not limit your right to attend the Annual Meeting and vote your Common Shares online. Your proxy (either one or both of the individuals named in your proxy card) will vote your Common Shares per your instructions.
By Internet—until 11:59 p.m. Eastern Time on May 15, 2023
If you are a shareholder of record, you may follow the instructions and web address noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on May 15, 2023 to be counted.
By Telephone—until 11:59 p.m. Eastern Time on May 15, 2023
If you are a shareholder of record, you may use any touch-tone telephone to dial the telephone number noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on May 15, 2023 to be counted.
Q.Can I vote my shares during the Annual Meeting?
A.You may vote your shares during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EARN2023 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice. You will be able to vote during the Annual Meeting until such time as the Chairman declares the polls closed.
Q.How do I vote my Common Shares that are held by my broker?
A.If you hold your Common Shares in "street name" through an account with a broker or bank, you may instruct your broker or bank to vote your Common Shares or revoke your voting instructions by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail and on the Internet.
Banks and brokers have the authority under New York Stock Exchange, or "NYSE," rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for 2023 is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of customers who have not furnished voting instructions at least ten days before the date of the Annual Meeting. Unlike the proposal to ratify the appointment of our independent registered public accounting firm, the election of trustees, the advisory (non-binding) vote on executive compensation, and the approval of the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan, or the "2023 Plan," are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from their customers are required. As a result, banks and brokers are not allowed to vote any shares held by you in "street name" on these matters on your behalf unless you provide the bank or broker with specific voting instructions. Failure to provide the bank or broker that holds your shares with specific voting instructions on these non-routine matters will result in a "broker non-vote."
Beneficial owners of Common Shares held through the account of a bank or broker are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of trustees, the advisory (non-binding) vote on executive compensation or the vote regarding the 2023 Plan.
Q.What am I voting on?
A.You will be voting on:
Proposal 1: The election of the six trustees nominated and recommended by the Board of Trustees, each to serve until the 2024 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified;
Proposal 2: An advisory (non-binding) "say on pay" vote to approve executive compensation;

Proposal 3: A proposal to ratify the appointment of our independent registered public accounting firm for 2023; and
Proposal 4: A proposal to approve our 2023 Plan.
No cumulative voting rights are authorized, and dissenter's rights are not applicable to these matters.
Q.What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?
A.

Proposal	Vote Requirement
Proposal 1: Election of Trustees	A plurality of the votes cast for the election of each trustee nominee. The six nominees who receive the most votes will be elected.
Proposal 2: An Advisory (Non-Binding) "Say on Pay" Vote to Approve Executive Compensation	The affirmative vote of a majority of the votes cast at the Annual Meeting. Voting for Proposal 2 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board of Trustees or the Compensation Committee.
Proposal 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm for 2023	The affirmative vote of a majority of the votes cast on this matter.
Proposal 4: Approval of the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan	The affirmative vote of a majority of the votes cast on this matter.
Q. How are abstentions, withhold, and broker non-votes treated?
A. As discussed above, a "broker non-vote" occurs when a bank, broker, or other holder of record holding Common Shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will be treated as follows:

Proposal	Treatment of Abstentions and Broker Non-Votes
Proposal 1: Election of Trustees	Withhold votes, broker non-votes and Common Shares not represented at the Annual Meeting will have no effect on the election of trustees.
Proposal 2: An Advisory (Non-Binding) "Say on Pay" Vote to Approve Executive Compensation	Abstentions, broker non-votes and Common Shares not otherwise represented at the Annual Meeting are not treated as votes cast and will have no effect on the outcome of this proposal.
Proposal 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm for 2023	Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the Common Shares voting on such matters, but are counted for quorum purposes.
Because this is considered a routine matter under NYSE rules, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.
Proposal 4: Approval of the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan	Abstentions, broker non-votes and Common Shares not otherwise represented at the Annual Meeting are not treated as votes cast and will have no effect on the outcome of this proposal.
Q.Will there be any other items of business on the agenda?
A.The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q.What happens if I submit my proxy without providing voting instructions on one or more proposals?
A.Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted, except in the case of a broker non-vote, to elect (FOR ALL) of the trustee nominees listed in "Proposal 1—Election of Trustees," in favor of (FOR) "Proposal 2—An Advisory (Non-Binding) 'Say on Pay' Vote to Approve Executive Compensation," in favor of (FOR) "Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm for 2023," and in favor of (FOR) "Proposal 4—Approval of the 2023 Plan."
Q.Will anyone contact me regarding this vote?
A.No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.
Q.Who will pay for this proxy solicitation?
A.We will pay the entire expense of preparing, printing, and mailing the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our trustees and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.
Q.May shareholders ask questions at the Annual Meeting?
A.Yes. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice, your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Q.What does it mean if I receive more than one proxy card?
A.It probably means your Common Shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote by the methods provided by your broker to ensure that all your Common Shares are voted.
Q.Can I change my vote after I have voted?
A.Yes. A shareholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to our Secretary bearing a later date or by attending the meeting online and voting. Attendance at the meeting will not by itself constitute revocation of a proxy.
Q.Can I find additional information on the Company's website?
A.Yes. Our Internet website is located at www.earnreit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on the website, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, charters of the committees of our Board and reports that we file with the Securities and Exchange Commission, or "SEC."
We are furnishing this Proxy Statement for the purpose of soliciting your proxy. The Board of Trustees of Ellington Residential Mortgage REIT requests that you submit your proxy to allow the representation and voting of your Common Shares at our Annual Meeting.

PROPOSAL 1: ELECTION OF TRUSTEES
Identifying and Evaluating Nominees for Trustee
Our Board is pleased to present six nominees for election to the Board at our Annual Meeting, all of whom currently serve as trustees on our Board and four of whom are considered independent in accordance with the requirements of the NYSE and our Corporate Governance Guidelines. Each trustee elected will serve until our next annual meeting of shareholders or until such time as his or her respective successor is elected and qualified. If any nominee is unable to stand for election for any reason, the persons appointed to vote your proxy may vote at our Annual Meeting for another candidate proposed by the Board, or the Board may choose to reduce the size of the Board. For additional information about how we identify and evaluate nominees for trustee, see "Corporate Governance—Information Regarding Our Board and Its Committees—Nominating and Corporate Governance Committee."
Information Regarding the Nominees
To assist you in assessing our Board's nominees, we have set forth below biographical descriptions and certain other information with respect to each nominee for election as a trustee at the Annual Meeting, including the experience, qualifications, attributes or skills of each nominee that led us to conclude that such person should serve as a trustee.
Our Board recommends a vote "FOR ALL" of the nominees listed below for election as trustees (Proposal 1 on the proxy card).

Name and Position With Our Company	Age	Background Summary

Robert B. Allardice, III Chairman of the Board	76
Mr. Allardice has served as a member of our Board since May 2013 and was appointed as Chairman of the Board in January 2021 and is Chairman of the Audit Committee. Mr. Allardice also served as a director, member of the audit committee, and chairman of the finance, investment and risk management committee of The Hartford Financial Services Group, Inc. (NYSE: HIG), from September 2008 through May 2022. Mr. Allardice served as a director of GasLog Partners LP (NYSE: GLOP) from October 2014 to January 2021. Mr. Allardice retired in 1999 from his position as regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America, or "DBAHC." Prior to joining Deutsche Bank, Mr. Allardice was a consultant to Smith Barney. Prior to consulting to Smith Barney, Mr. Allardice spent nearly 20 years in positions of increasing responsibility at Morgan Stanley & Co., Inc. He founded the company's Merger Arbitrage Department and later became Chief Operating Officer of the Equity Department. Mr. Allardice has served as a board member of Bankers Trust Company, Carlyle Capital Corporation Ltd., DBAHC and Worldwide Excellerated Leasing Limited. Mr. Allardice earned a B.A., cum laude, from Yale University and an MBA from Harvard University, where he graduated as a George F. Baker Scholar.
Our Board of Trustees believes that Mr. Allardice's more than 35 years of experience in the financial services industry, especially his experience as a senior executive officer engaged in strategic planning, risk management, talent development, financial management and financial reporting, and his service on the audit committee of an NYSE-listed company gives him the qualifications and skills to serve as a trustee of our Company.

Michael W. Vranos Co-Chief Investment Officer & Trustee	61
Mr. Vranos has been our Co-Chief Investment Officer since October 2012 and a member of our Board of Trustees since our inception in 2012. Mr. Vranos is also the Chief Executive Officer and President of our Manager. Mr. Vranos also serves as Co-Chief Investment Officer of Ellington Financial Inc. (NYSE: EFC) ("EFC") and was a director of EFC from its inception in 2007 until August 2018. Mr. Vranos is also the founder and Chief Executive Officer of EMG, which he founded in December of 1994 to capitalize on distressed conditions in the mortgage-backed securities, or "MBS," derivatives market. Until December 1994, he was the Senior Managing Director of Kidder Peabody, in charge of residential mortgage-backed securities, or "RMBS," trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.
Our Board believes that Mr. Vranos' operational experience as Co-Chief Investment Officer of our Company, trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a trustee of our Company.

Name and Position With Our Company	Age	Background Summary
Laurence E. Penn Chief Executive Officer, President & Trustee	61
Mr. Penn has been our Chief Executive Officer and President since October 2012 and has served as a member of our Board since our inception in 2012. Mr. Penn is also a Vice Chairman of EMG, where he helps oversee many functions of the firm. Mr. Penn is also the Executive Vice President of our Manager and serves on EMG's Investment and Risk Management Committee. Mr. Penn also serves as Chief Executive Officer, President, and a member of the Board of Directors of EFC. Mr. Penn has also served as a Trustee of Ellington Income Opportunities Fund, a closed-end management investment company, since October 2018. In EMG's earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining EMG in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers, where he was a Managing Director and co-head of CMO origination and trading, and where he specialized in the trading of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers' structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS, and where he was the co-creator (with Jonathan Amsterdam) of "BondTalk," the first high-level programming language specifically designed to model CMOs. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation Fellow and Winston Churchill Scholar. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University. Mr. Penn was one of five winners nationwide in the 1980 Putnam collegiate mathematics problem-solving competition, and represented the United States in the 21st International Mathematics Olympiad held in London, England.
Our Board believes that Mr. Penn's operational experience as President and Chief Executive Officer of our Company, risk management and trading expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a trustee of our Company.

Ronald I. Simon, Ph.D.Trustee	84
Dr. Simon is a private investor and financial consultant to businesses. Dr. Simon has served as a member of our Board since May 2013, and is Chairman of the Nominating and Corporate Governance Committee. Dr. Simon has also served as a member of the Board of Directors of EFC since 2007 and was appointed as Chairman of the Board of Directors and Chairman of the Audit Committee of EFC in January 2021. From March 2003 through February 2006, when it was acquired by Wachovia Corp., Dr. Simon was a director of WFS Financial, Inc., a publicly-traded financial services company specializing in automobile finance. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc. ("SoftNet"), during 2001, he served as Acting Chairman, Chief Executive Officer, and Chief Financial Officer for SoftNet, Inc. From 2002 through August 2016 he was a director of its successor company, American Independence Corp. ("AIC"), a holding company engaged principally in the health insurance and reinsurance business. AIC was acquired by Independence Holdings Company ("IHC"), a holding company principally engaged in the disability, health insurance and pet insurance business, in August 2016, and he served as a director of IHC from August 2016 to February 2022, and as a member of the Audit Committee from November 2017 to February 2022. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.
Our Board believes that Dr. Simon's expertise in finance and his extensive service in senior officer positions and directorships of public companies in a variety of industries give him the qualifications and skills to serve as a trustee of our Company.

Name and Position With Our Company	Age	Background Summary
David J. Miller Trustee	63
Mr. Miller is currently a private investor and has served as a member of our Board since May 2013. He also serves on several private company boards, including StoneMor Inc. (where, from July 2019 to November 2022 when it was a public company, he served as the Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit Committee), Lombard International Assurance, J.G. Wentworth, and Prima Insurance. Mr. Miller also previously served as a member of the board of Figure Acquisition Corp., where he served as the Chair of the Audit Committee from February 2021 until December 2022. Mr. Miller previously served as the Chief Executive Officer of JGWPT Holdings, LLC, or its predecessor J.G. Wentworth, LLC from January 2009 until July 2014. Prior to joining J.G. Wentworth, LLC, in January 2009, Mr. Miller held various positions including: Executive Vice-President responsible for Ace Group's International Accident and Health Insurance Business, President and Chief Executive Officer of Kemper Auto and Home Insurance, and Chief Operating Officer of Providian Direct Insurance. Mr. Miller began his insurance career with Progressive Insurance where he held various positions over his seven-year career. Mr. Miller has a BSEE in electrical engineering from Duke University and an MBA in Finance from The Wharton School of the University of Pennsylvania. In November 2021 Mr. Miller was elected to serve a four-year term on the board of supervisors of Tredyffrin Township. He was previously a member of the New York Stock Exchange.
Our Board of Trustees believes that Mr. Miller's financial and management expertise and his valuable experience gained from his tenure as an executive and as a director of other companies in the financial services industry gives him the qualifications and skills to serve as a trustee of our Company.

Mary McBride Trustee	67
Ms. McBride has served as a member of our Board since March 2021. Ms. McBride was President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America, from 2013 to 2016. Ms. McBride joined CoBank in 1993 and served as Vice President, Loan Policy & Syndications; Senior Vice President and Manager, Corporate Finance Division; Senior Vice President and Manager, Operations Division; Executive Vice President, Communications and Energy Banking Group; and Chief Operating Officer before being appointed Chief Banking Officer in 2010. Ms. McBride served as a Director of CatchMark Timber Trust, Inc., a real estate company that invests in timberlands, from February 2018 until September 2022, and has served as a Director of Intrepid Potash Inc., a diversified minerals company, since May 2020. Before joining CoBank, Ms. McBride was Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A., and prior to that served as Assistant Vice President, Energy & Utilities at First National Bank of Boston. Ms. McBride served on the Biomass Technical Advisory and Research Committee of the U.S. Departments of Energy and Agriculture from 2006 to 2012. She also previously served as Chair of Mile High United Way. Ms. McBride received a Bachelor of Arts in Political Science from Wellesley College, a Master of Science in European Studies from the London School of Economics and a Master of Science in Applied Economics and International Management and Finance from the Sloan School of Management at the Massachusetts Institute of Technology.
Our Board of Trustees believes that Ms. McBride's experience as president of CoBank, together with her experience serving as a board member for two other publicly traded companies, give her the qualifications and skills to serve as a trustee of our Company.

PROPOSAL 2: AN ADVISORY (NON-BINDING) "SAY ON PAY" VOTE
TO APPROVE EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), Section 14A of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and as required by Rule 14a-21 promulgated thereunder, our Board of Trustees is providing our shareholders with the opportunity to cast a non-binding advisory "say on pay" vote on a resolution to approve the compensation we pay to our named executive officers. Because the "say on pay" vote is advisory and is not binding on our Board or our Compensation Committee, neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Board values shareholders' opinions and the Compensation Committee will take into consideration the outcome of the vote when making future executive compensation decisions.
As described in the "Executive Compensation" section below, we are an externally managed company and all of our named executive officers for 2022 are employees of affiliates of our Manager or EMG and we have no employees. Because our management agreement provides that our Manager is responsible for managing our affairs, our named executive officers for fiscal year 2022 did not receive any cash compensation directly from us or any of our subsidiaries for serving as our executive officers and we do not have any agreements with any of our named executive officers with respect to their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Notwithstanding the foregoing, we are required by our management agreement to reimburse our Manager or EMG for the allocable share of the salary and other compensation (including cash bonuses) paid by our Manager or EMG to certain of our executive officers who dedicate all or a portion of their time to us, based on the estimated percentage of each officer's time spent on our affairs, in each case with the amount of such compensation subject to the approval of our Compensation Committee. While all of our named executive officers devote some portion of their time to our affairs, for fiscal year 2022, we were only obligated to reimburse our Manager or EMG for compensation relating to Mr. Smernoff, our Chief Financial Officer, and Mr. Herlihy, our Chief Operating Officer. However, we have the discretion to pay annual cash bonuses and make incentive equity awards directly to our dedicated or partially dedicated executive officers, including our Chief Financial Officer and our Chief Operating Officer. The amount of compensation and incentive equity awards that we paid to our Chief Financial Officer and our Chief Operating Officer during 2022 and 2021, either directly or indirectly through reimbursements of our Manager or EMG, are described in the "Executive Compensation" section below.
This advisory "say on pay" vote gives our shareholders the opportunity to express their views on the compensation we pay to our named executive officers, which at this time is solely limited to our Chief Financial Officer and our Chief Operating Officer, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, which includes the compensation tables, the narrative discussion and any related material disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation we pay to our named executive officers and the policies and practices described in this Proxy Statement. The Board believes that the current compensation of our Chief Financial Officer and our Chief Operating Officer provides fair compensation designed to retain and motivate them and properly aligns their interests with those of our shareholders.
For these reasons, the Board unanimously recommends that our shareholders vote in favor of the following resolution:
"Resolved, that the Company's shareholders hereby approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the compensation tables, the narrative discussion, and any related material disclosed in such Proxy Statement."
Current Frequency of Non-Binding, Shareholder Advisory Votes to Approve the Compensation of our Named
Executive Officers
Based on the voting results at our 2019 Annual Meeting of Shareholders with respect to the frequency (the “Frequency Vote”) of stockholder advisory votes to approve the compensation paid by the Company to its named executive officers, the Board determined to that a non-binding, advisory vote on the compensation paid by the Company to its named executive officers would be included in the Company’s proxy materials on an annual basis. The Board will include “say on pay” votes in the Company’s proxy materials annually until the next required shareholder vote on the frequency of such votes. The next required Frequency Vote is scheduled for the Company’s 2025 Annual Meeting of Shareholders.
Our Board recommends a vote "FOR" approval of this resolution (Proposal 2 on the proxy card).

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
The Audit Committee has appointed PricewaterhouseCoopers LLP, or "PwC," as our independent registered public accounting firm to audit the financial statements of our Company and its subsidiaries for the year ending December 31, 2023. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee's action in appointing PwC as the independent registered public accounting firm of our Company. Although we seek ratification of the appointment of PwC as our independent registered public accounting firm, the ratification of the appointment of PwC does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of our Company and shareholders. If our shareholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Trustees.
PwC has advised the Audit Committee that they are an independent accounting firm with respect to our Company and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants, or the "AICPA," the Public Company Accounting Oversight Board, or the "PCAOB," the Independence Standards Board and federal securities laws. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
PwC's 2022 and 2021 Fees
PwC's fees for professional services rendered in or provided for 2022 and 2021, as applicable, were:

	2022	2021
Audit Fees	$460,807	$440,900
Audit-related Fees	51,500	92,925
Tax Fees	—	—
All Other Fees	1,506	1,364
Total Fees	$513,813	$535,189
Audit Fees—Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.
Audit-related Fees—Audit-related fees consist of fees billed or expected to be billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters, risk and control reviews, and the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports including fees for such services provided in connection with our public offerings. Fees for audit-related services are for those services rendered during each fiscal year.
Tax Fees—Tax fees consist of fees billed or expected to be billed by PwC for tax compliance, advisory and planning services rendered during the fiscal year.
All Other Fees—All other fees mostly consist of costs associated with certain online subscription services.
Audit Committee Pre-Approval Policies and Procedures
On at least an annual basis, the Audit Committee pre-approves a list of services and sets pre-approval fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit services, audit-related services, tax services, or all other services must be submitted to our Chief Financial Officer to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The Audit Committee has chosen the Audit Committee Chairman as its designee.
All of the services rendered by and fees paid to PwC in 2022 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
Our Board recommends a vote "FOR" ratification of the appointment of PwC as our independent registered public accounting firm for 2023 (Proposal 3 on the proxy card).

PROPOSAL 4: APPROVAL OF THE ELLINGTON RESIDENTIAL MORTGAGE REIT 2023 EQUITY INCENTIVE PLAN
At the Annual Meeting, shareholders will be asked to approve the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan (the “2023 Plan”). The Board approved the 2023 Plan on March 21, 2023, or the "Effective Date," subject to the approval of our shareholders. As of March 22, 2023, an aggregate of only 250,191 Common Shares remained available for issuance under the Ellington Residential Mortgage REIT 2013 Equity Incentive Plan (the “Prior Plan”). The Board believes that the Prior Plan assisted in our recruitment and retention and helped align the interests of service providers with the interests of our shareholders. The Board believes that the 2023 Plan will also promote these interests.
We believe that approval of the 2023 Plan will give us the flexibility to make share-based awards and other awards permitted under the 2023 Plan in amounts determined appropriate by the Committee (as defined below). These circumstances include but are not limited to the future price of our Common Shares, award levels and amounts provided by our competitors, and our hiring activity over the next few years. The closing market price of our Common Shares on March 22, 2023 was $6.99 per share, as reported on the New York Stock Exchange.
As of March 22, 2023, the total number of outstanding Common Shares was 13,789,792. Our current potential dilution (which is the number of Common Shares available for grant under the Prior Plan, divided by the total number of Common Shares outstanding as of March 22, 2023) is approximately 1.8%. If the 2023 Plan is approved by shareholders, the potential dilution (which is the maximum number of Common Shares under the 2023 Plan, divided by the total number of Common Shares outstanding as of March 22, 2023) from issuances authorized under the 2023 Plan will increase to approximately 20%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
The 2023 Plan is intended to replace the Prior Plan. Upon shareholder approval of the 2023 Plan, the Prior Plan will terminate, and no further grants will be made under the Prior Plan. However, any outstanding awards under the Prior Plan will continue in accordance with the terms of the Prior Plan, as applicable, and any award agreement executed in connection with such outstanding awards.
Consequences of Failing to Approve the Proposal
Failure of our shareholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the Prior Plan, until the Common Shares available for issuance thereunder are exhausted. If the 2023 Plan is not approved by shareholders, the Prior Plan will remain in effect until April 21, 2023, when it expires in accordance with its terms.
Description of the 2023 Plan
A summary description of the material features of the 2023 Plan is set forth below. This summary does not purport to be a complete description of all the provisions of the 2023 Plan and is qualified in its entirety by reference to the 2023 Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference in its entirety.
Administration
The 2023 Plan is administered by the Compensation Committee of the Board, except that with respect to awards made to non-employee trustees, the 2023 Plan is administered by the Board. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee trustees, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, or the "Exchange Act," and an "independent director" under the rules of any exchange on which the Common Shares are listed.
The Compensation Committee may delegate to a subcommittee of trustees or to one or more of our officers all or part of the Compensation Committee's authority and duties under the 2023 Plan, provided that such delegation does not (a) violate state or corporate law or (b) result in a loss of exemption under Rule 16b-3(d)(1) of the Exchange Act with respect to an award. This summary uses the term "Committee" to refer to the Compensation Committee and any delegate of the Compensation Committee, or in the case of awards made to non-employee trustees, the Board.
Subject to the terms of the 2023 Plan, the Compensation Committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The Compensation Committee also may interpret the provisions of the 2023 Plan.
Number of Shares; Award Limitations
The total number of Common Shares are authorized to be issued under the 2023 Plan, which number also represents the maximum aggregate number of Common Shares that may be issued under the 2023 Plan through incentive stock options, is equal to (i) 2,500,000 Common Shares; provided that, at any given time, the actual number of Common Shares that may be delivered with respect to awards pursuant to this clause (i) shall not exceed five percent (5.0%) of the total number of Common Shares outstanding at such time (up to a maximum of 2,500,000 Common Shares that may be delivered), plus (ii) the number of Common Shares remaining available for issuance under the Prior Plan as of the date of the Annual Meeting (which, as of March 22, 2023, is 250,191 Common Shares), plus (iii) the number of Common Shares subject to awards granted under the 2013 Equity Incentive Plan that are outstanding on the date of the Annual Meeting and that subsequently are forfeited, expire, or lapse unexercised or unsettled and the number of Common Shares issued pursuant to awards granted under the Prior Plan that are outstanding on the date of the Annual Meeting and that are subsequently forfeited to or reacquired by the Company, which as of March 22, 2023, is 44,804 Common Shares; this number represents approximately 0.3% of our outstanding Common Shares on a fully diluted basis. Long-term incentive plan units, or "LTIP Units," issued pursuant to awards under the shall reduce the maximum aggregate number of Common Shares that may be issued under the 2023 Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a Common Share).
Source of Shares
The Common Shares issuable under the 2023 Plan consist of authorized but unissued shares. If any shares covered by an award are not issued or are forfeited, if an award is settled in cash, or if an award otherwise terminates without issuance and delivery of any Common Shares, then the number of Common Shares that are forfeited, terminated, or settled in cash will again be available for making awards under the 2023 Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall not be available for future grants or awards.
The aggregate grant date fair value of all awards granted under the 2023 Plan to each non-employee trustee in any calendar year may not exceed $500,000.
Eligibility
Any of our officers or employees or one of our affiliates (including an entity that becomes an affiliate of the Company after the date of adoption) and any member of our Board is eligible to participate in the 2023 Plan. In addition, any other individual who provides services to us or one of our affiliates (including an individual who provides services to us or one of our affiliates by virtue of employment with, or providing services to, the Manager or Ellington Residential Mortgage LP, our operating partnership subsidiary, which we refer to as our "Operating Partnership") or an affiliate of the Manager or the Operating Partnership.
We currently have two dedicated or partially dedicated named executive officers and four non-employee trustees, all of whom are eligible to receive awards under the 2023 Plan.
Options
The 2023 Plan permits the grant of options to purchase Common Shares intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, or the "Code," and options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each option may not be less than 100% of the fair market value of a Common Share on the date of grant (110% in the case of incentive stock options granted to a participant holding 10% or more of the Company's Common Shares). The Committee may, in its sole discretion and without the consent of the participant, grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the acquisition date intrinsic value of the employee's option from his or her former employer.
The term of each option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to a participant holding 10% or more of our Common Shares). The Committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. Except in the case of certain substitutions or certain changes in our capitalization, such as a share dividend, share split, extraordinary cash dividend, subdivision, or consolidations of shares that affect the number of Common Shares or the fair market value of our Common Shares, the exercise price of an option may not be reduced after its grant without the approval of our shareholders. In addition, no payment may be made in cancellation of an option whose exercise price exceeds fair market value without the approval of our shareholders.
In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee. Any rights or restrictions with respect to the ability to transfer an option shall be set forth in the applicable award agreement, except that any option may be transferred by will or by the laws of descent and distribution. Incentive stock options granted under the 2023 Plan are nontransferable other than by will or laws of descent and distribution.

Share Appreciation Rights
Share appreciation rights, or "SARs," may be awarded under the 2023 Plan. Share appreciation rights entitle the participant to receive a number of Common Shares, cash, or a combination of Common Shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value. The term of any SAR will be determined by the Committee, but in no event will an SAR have a term of more than 10 years from the date of grant (five years in the case of an SAR that is related to an incentive stock option granted to a participant holding 10% or more of our Common Shares). Any rights or restrictions with respect to the ability to transfer an SAR shall be set forth in the applicable award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution. An SAR that relates to an incentive stock option is nontransferable other than by will or laws of descent and distribution.
Share Awards
The 2023 Plan also permits the grant of share awards, either in the form of restricted Common Shares or unrestricted Common Shares. A participant's rights in the share award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.
Restricted Share Units
The 2023 Plan also allows the grant of restricted share units, or RSUs, meaning the right to receive Common Shares, cash, or a combination of Common Shares and cash in the future. At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs. A participant's rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two). These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.
Other Equity-Based Awards
Other equity-based awards means awards, other than incentive awards, options, SARs, share awards, or restricted share unit awards that entitle the participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares or other equity interests (including LTIP Units). An LTIP Unit represents the right to receive the benefits, payments, or other rights in respect of an LTIP Unit set forth in the Operating Partnership's partnership agreement or the "Operating Partnership Agreement." The grant of LTIP Units must satisfy the requirements of the Operating Partnership Agreement.
The Committee may designate participants to receive other equity-based awards and will specify the number of Common Shares or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time such other equity-based award is granted, the Committee will specify the terms and conditions which govern the award and will specify whether dividend equivalent rights are granted in connection with the award. Other equity-based awards may be settled in Common Shares, cash, or a combination of both.
Incentive Awards
Incentive awards entitle the participant to receive a single lump sum payment which may be in cash, Common Shares, or a combination of cash and Common Shares, in the discretion of the Committee. At the time an incentive award is granted, the Committee will specify the terms and conditions which govern the award.
Substitute Awards
Awards may be granted in substitution or exchange for any other award granted under the 2023 Plan or under another plan or any other right of a participant to receive payment from us. Awards may be also be granted under the 2023 Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition, or similar transaction.
Adjustments for Share Dividends and Similar Events
The Board will make appropriate adjustments in the number and terms of outstanding awards and the number of Common Shares available for issuance under the 2023 Plan to reflect dividends, share splits, spin-off, and other similar events listed in the 2023 Plan that affect the number or kind of Common Shares or the fair market value of the Common Shares.

Change in Control
The 2023 Plan provides that the Committee is authorized to take certain actions if there is a change in control of our Company. The Committee may prescribe that (i) outstanding awards that are options or SARs will become vested or exercisable immediately prior to the change in control or, for all other awards, will become earned and non-forfeitable in their entirety upon such change in control, (ii) outstanding awards will be replaced with substitute awards issued by the surviving company in the change in control, or (iii) outstanding awards will be canceled in exchange for a payment equal to the amount received by our shareholders in the transaction or, in the case of options and share appreciation rights, the amount by which that value exceeds the option exercise price or initial value of the share appreciation right.
Under the 2023 Plan, a change in control is generally defined to include (i) the acquisition by any person of the direct or indirect beneficial ownership of at least 50% of our outstanding voting securities; (ii) the members of the Board at the beginning of any two-year period ceased to constitute a majority of the Board at the end of such two-year period (iii) a merger, consolidation or statutory share exchange where our shareholders hold less than 50% of the voting power of the surviving or resulting entity; or (iv) the approval of a plan of complete liquidation of the Company or the direct or indirect sale of substantially all of our assets.
Amendment or Termination of the 2023 Plan
While the Board may terminate or amend the 2023 Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, any amendment will be contingent on approval of our shareholders to the extent required by law, the rules of the New York Stock Exchange, or other exchange on which the Common Shares are then listed or if the amendment would increase the benefits accruing to participants under the 2023 Plan, materially increase the aggregate number of Common Shares that may be issued under the 2023 Plan (except for adjustments made in connection with a share dividend or similar event), or materially modify the requirements as to eligibility for participation in the 2023 Plan.
Unless terminated earlier, the 2023 Plan will terminate on the tenth anniversary of the Effective Date, but will continue to govern unexpired awards.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the 2023 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the 2023 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of Common Shares on the date of grant, SARs payable in cash, restricted share units, and certain other awards that may be granted pursuant to the 2023 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Shares received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any Common Shares received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such Common Shares on the date of exercise. Subject to the discussion under "—Tax Consequences to the Company" below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the Common Shares acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the Common Shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Shares must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the Common Shares received upon exercise of the incentive option, or "ISO Shares," over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant's regular tax liability in a later year to the extent the participant's regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period, or a "Disqualifying Disposition," the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under "—Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held Common Shares (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held Common Shares in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of Common Shares received upon exercise, which equals the number of previously held Common Shares surrendered in satisfaction of the nonqualified stock option or incentive option exercise price, will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held Common Shares surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional Common Shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The 2023 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2023 Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the Common Shares, the potential for future appreciation or depreciation of the Common Shares, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $17,000 per donee (for 2023, subject to adjustment in future years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Share Awards, Restricted Share Units, Other Equity-Based Awards, and Incentive Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted share unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or Common Shares in settlement of the restricted share unit award, as applicable, in an amount equal to the cash or the fair market value of the Common Shares received.
A recipient of a share award or other equity-based award or the receipt of shares pursuant to an incentive award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Shares when received, reduced by any amount paid by the recipient; however, if the Common Shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares (i) when the Common Shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the Common Shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited Common Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted Common Shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
LTIP Units. LTIP Units received by a participant are intended to be treated as profits interests in a partnership for U.S. federal income tax purposes. The treatment of profits interests generally under the U.S. federal income tax rules are currently under review by the Internal Revenue Service, the Department of the Treasury, and Congress, and there can be no assurance that the LTIP Units will be treated as profits interests.
Provided that the LTIP Units are respected as profits interests, a participant will not realize taxable income upon the issuance of an LTIP Unit or upon the vesting of an LTIP Unit, and neither the Company nor the Operating Partnership will be allowed a deduction upon issuance or vesting. Instead, the participant will be treated as a partner in the Operating Partnership from the date of grant of the LTIP Unit, and will consequently receive allocations of income, gain, loss, credit, and deduction from the Operating Partnership, along with distributions of cash. Such items generally have the same character (i.e., capital or ordinary) in the hands of the participant as the items had in the hands of the Operating Partnership. Additionally, if and when an LTIP Unit both vests and reaches capital account equivalency under the Operating Partnership Agreement, a participant will be eligible to convert that LTIP Unit into an Operating Partnership unit.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2023 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Clawback
Any portion of the payments and benefits provided under the 2023 Plan or the sale of Common Shares shall be subject to any written clawback policies that we adopt. Such clawback policy may subject a participant's awards and amounts paid or realized with respect to awards to reduction, cancellation, forfeiture, or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company's material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to Dodd-Frank and rules promulgated thereunder by the SEC and that we determine should apply to the 2023 Plan. In the near future, we intend to adopt a clawback policy that complies with the final rule adopted by the SEC in November 2022 and the applicable listing standards adopted by the NYSE, with such clawback policy to be effective within the prescribed timeframe under such final rule and such listing standards. The clawback policy is expected to require us to recoup certain incentive-based compensation erroneously awarded to our current and former executive officers in the event of an accounting restatement. However, neither the final listing standards nor the clawback policy have been adopted, and the foregoing provisions remain subject to change. As a result, the foregoing description is qualified in its entirety by reference to the final form of the clawback policy once adopted.

New Plan Benefits
Because Awards granted under the 2023 Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants. Therefore, the New Plan Benefits Table is not provided. For information regarding the outstanding awards that have been granted, please see "Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”
The Board recommends a vote "FOR" the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan (Proposal 4 on the proxy card).

CORPORATE GOVERNANCE
The Board of Trustees
Our business is managed through the oversight and direction of our Board of Trustees, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Our Manager is an affiliate of EMG, a private investment management firm and registered investment advisor that specializes in fixed income strategies, and is responsible for administering our business activities and day-to-day operations. Our Board is currently comprised of six trustees. The trustees are informed about our business at meetings of our Board and its committees and through supplemental reports and communications. Our independent trustees meet regularly in executive sessions without the presence of our corporate officers.
Our Board has established three standing committees that are comprised solely of independent trustees, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the trustees on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the trustees on that committee.
Trustee Independence
Our Board has determined that four of our six current trustees and nominees are independent trustees as defined by the requirements of the NYSE and our Corporate Governance Guidelines. Our Board has adopted, through its approval of our Corporate Governance Guidelines, the categorical standards prescribed by the NYSE to assist the Board in evaluating the independence of each of our trustees and nominees. The categorical standards describe various types of relationships that could potentially exist between a board member and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and our Board determines, after taking into account all facts and circumstances, that no other material relationship between our Company and the trustee exists of a type not specifically mentioned in the categorical standards, our Board will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:
1.A trustee who is, or who has been within the last three years, an employee of our Company or any of its affiliates, or whose immediate family member is, or has been within the last three years, an executive officer of our Company or any of its affiliates.
2.A trustee who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (excluding trustee and committee fees, and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).
3.(A) A trustee who is or whose immediate family member is a current partner of a firm that is our internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (D) a trustee who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.
4.A trustee who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company's compensation committee.
5.A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year).
Pursuant to our Corporate Governance Guidelines, our Board also considers a trustee's charitable relationships in determining independence. A trustee who is an officer, director, or trustee of a charitable or non-profit organization will not be considered to have a material relationship with our Company that impairs the trustee's independence so long as our contributions to the entity in any single fiscal year (excluding amounts contributed by our Company under its employee matching gift program) are less than $100,000 or 2% of such entity's consolidated gross revenues (whichever is greater).
Under these criteria, our Board has determined that the following members that are nominated to be trustees of our Board are independent: Robert B. Allardice, III, David J. Miller, Mary McBride, and Ronald I. Simon, Ph.D.

Executive Sessions of Our Independent Trustees
In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent trustees of our Board meet in executive session at least quarterly, without management present. Generally, these executive sessions follow a regularly scheduled quarterly meeting of our Board. In 2022, the independent trustees of our Board met in executive session four times without management. Our Chairman typically presides over such executive sessions of our independent trustees.
Information Regarding Our Board and Its Committees
Trustees are expected to attend all of our regular and special meetings of the Board and all meetings of the committees on which they serve. In 2022, there were seven meetings of the Board, and each of the current trustees attended at least 85% of the meetings of both the Board and committees on which he or she served.
We have a policy that trustees attend our annual meetings of shareholders. Mr. Miller, Mr. Allardice, Dr. Simon, Mr. Vranos, Mr. Penn, and Ms. McBride attended the 2022 Annual Meeting of Shareholders.
Our Board of Trustees has established three standing committees of the Board: Audit, Compensation, and Nominating and Corporate Governance. The charter for each committee, more fully describing the responsibilities of each committee, can be found on our website at www.earnreit.com under the "For Our Shareholders—Corporate Governance" section. Pursuant to their charters, each of these committees is comprised solely of independent trustees. The table below indicates our current committee membership and the number of times each committee met in 2022.

Trustee Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	Chair	Member	Member
David J. Miller	Member	Chair	Member
Mary McBride	Member	Member	Member
Ronald I. Simon, Ph.D.	Member	Member	Chair
Number of Meetings in 2022	6	6	5
Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.
Audit Committee
Pursuant to its charter, our Audit Committee assists the Board in overseeing (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent auditors; and (4) the performance of our independent auditors and internal audit function.
Each member of the Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations, and each is financially literate. Our Board has determined that each of Mr. Allardice, the chairman of our Audit Committee, Ms. McBride, Mr. Miller and Dr. Simon is an "audit committee financial expert" as that term is defined by the SEC and that each satisfies the financial expertise requirements of the NYSE.
Compensation Committee
Pursuant to its charter, the Compensation Committee's principal functions are to assist the Board in discharging its responsibilities relating to (1) compensation of our trustees and officers; (2) review, approval, and administration of compensation plans and programs and other benefit plans for our trustees, officers, employees, and consultants and other third parties who perform services for us; and (3) compensation of our Manager. The Compensation Committee may form and delegate authority to subcommittees comprised entirely of independent trustees or its chair when appropriate.
Our Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE that apply to compensation committee members.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for identifying, recruiting, considering and recommending to our Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at our annual meetings of shareholders. It also reviews the background and qualifications of individuals being considered as trustee candidates pursuant to attributes and criteria established by the committee and the Board from time to time. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of our Board's performance as a whole and of the individual trustees and reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.
In selecting candidates to recommend to our Board as trustee nominees, the Nominating and Corporate Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. The Nominating and Corporate Governance Committee views diversity as a positive factor in considering trustee candidates, but it does not have a formal policy about diversity of board members, and neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits. In assessing the needs of the Board, the Nominating and Corporate Governance Committee and our Board review and consider from time to time the requisite skills and characteristics of individual trustees as well as the composition of the Board as a whole. After completing its evaluation of individual trustee nominees and our Board as a whole, our Board concluded that the six nominees for trustee named in this Proxy Statement collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and its shareholders and a dedication to enhancing shareholder value.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholder for service on our Board and such proposed nominees will be considered and evaluated under the same criteria as described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include all information relating to such proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision), a written statement certifying, among other things, that the proposed nominee, will serve as a trustee if elected and must otherwise comply with the requirements under our bylaws for shareholders to propose nominees. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information addressed to Attention: Secretary, Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870. All recommendations for trustee nominations received by the Secretary that satisfy our bylaws requirements relating to such trustee nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Shareholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. For more information regarding these timing requirements, see "General Information—Shareholder Proposals."
Board Leadership Structure
While the roles are currently separated, our Board of Trustees has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a Chief Executive Officer. The Board of Trustees believes that the current separation of the role of Chief Executive Officer and Chairman of the Board is appropriate because it allows our Chief Executive Officer to focus on running our business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board Oversight of Risk
Our Board of Trustees believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Manager and, as appropriate, to our Board of Trustees or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board's decision-making.
EMG has an Investment and Risk Management Committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies, and investment guidelines. The members of the Investment and Risk Management Committee include two of our trustees, Mr. Vranos and Mr. Penn, as well as one of our officers, Mark Tecotzky. The Audit Committee has been designated by our Board to take the lead in overseeing risk management. As part of its oversight function, the Audit Committee receives briefings provided by members of the Investment and Risk Management Committee, officers of our Manager and various advisors to our Company regarding the adequacy of our risk management processes. The Audit Committee also regularly receives briefings from our internal auditor. In addition, the Audit Committee receives regular reports from management on cybersecurity and related risks. Our Board also encourages our officers and the officers of our Manager to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations and continually works with our officers, the officers of our Manager and our advisors to assess and analyze the most likely areas of future risk for our Company. In addition, our Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Manager who are dedicated or partially dedicated to providing services to the Company taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.
Code of Business Conduct and Ethics
Our Board of Trustees has established a Code of Business Conduct and Ethics that applies to our officers and trustees and to our Manager's and certain of its affiliates' officers, trustees and employees when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•compliance with applicable governmental laws, rules, and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the Code of Business Conduct and Ethics; and
•accountability for adherence to the Code of Business Conduct and Ethics.
EMG also has its own Code of Ethics with which employees of EMG and our Manager, including officers of our Company, must also comply. Our Code of Business Conduct and Ethics is intended to complement EMG's Code of Ethics. To the extent there is any conflict between our Code of Business Conduct and Ethics and EMG's Code of Ethics with respect to the officers of our Company and the officers, employees, and other personnel of EMG and our Manager who perform services for or on our behalf, the provisions of our Code of Business Conduct and Ethics will control, except to the extent that the provisions of EMG's Code of Ethics are more restrictive, in which case the provisions of EMG's Code of Ethics will control. Any waiver of our Code of Business Conduct and Ethics of our executive officers or trustees may be made only by our Board or one of its committees.
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.earnreit.com under the "For Our Shareholders—Corporate Governance" section of the website.
Communications with Our Board
Our Board has established a process for shareholders and other interested parties to communicate with the members of our Board, any trustee (including the Chairman of the Board), non-management members of the Board as a group or any committee. To do so, a shareholder or other interested party may send a letter addressed to Attention: Secretary, Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870. The Secretary will forward all such communications to our trustees.
Availability of Our Corporate Governance Materials
Shareholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.earnreit.com under the "For Our Shareholders—Corporate Governance" section of the website. A copy of any of these documents will be provided free of charge to any shareholder upon request by writing to Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

CORPORATE RESPONSIBILITY
EMG is committed to corporate responsibility. We recognize the importance of environmental, social and governance ("ESG") policies, and we believe that the implementation of ESG policies benefits EMG's employees, supports long-term stockholder performance, and makes a positive impact on the environment and society as a whole. EMG has a standing ESG Committee to address a variety of issues, including EMG's impact on the environment, increasing the diversity of EMG's workforce, employee engagement, and community involvement. We assess the interests of all stakeholders—stockholders, employees, service providers, lenders, and the surrounding community—when determining the long-term goals of our business. In doing so, we prioritize strong ESG practices, active stockholder engagement, a commitment to significant disclosure and transparency, including an established dividend policy, and supportive employment practices.
Environmental
As an investment firm with approximately 170 employees, the vast majority of whom work out of EMG's offices in Old Greenwich, CT and New York, NY, we believe that EMG's corporate footprint and business operations have a relatively modest impact on the environment. Nevertheless, we believe in promoting a sustainable environment by using resources as efficiently and responsibly as practicable. Our commitment to these principles is reflected in our daily activities in a variety of ways:
•EMG's offices are conveniently located near mass transportation, which enables our employees to commute efficiently. Further, EMG provides financial incentives to employees who use public transportation.
•To reduce energy usage, EMG uses Energy Star® certified desktops, monitors, and printers, and utilizes motion sensor lighting and cooling to reduce energy usage in non-peak hours.
•To reduce waste and promote a cleaner environment, EMG uses green cleaning supplies and kitchen products; recycles electronics, ink cartridges, and packaging; provides recycling containers to employees; and uses water coolers.
•EMG also attempts to reduce the number of single use cups and plastic water bottles in its offices by providing reusable bottles and cups.
Social
Human Capital
Behind our success is EMG's most notable asset, its employees. To foster the health and well-being of EMG's employees and their families, full-time employees have access to robust health and wellness programs. EMG employee benefits include:
•EMG bears the cost of medical, prescription, dental, life, and a variety of long- and short-term disability insurance policies;
•Paid time off;
•Paid parental leave;
•Gym subsidies and a monthly payout for tracking and reporting daily steps;
•In-office flu shot clinics; and
•401(k) plan.
To attract and retain talent, EMG supports the professional development of its employees with a variety of opportunities for personal growth through training, education support, mentorship programs, and internships, including:
•Professional training includes a lunch and learn series and reimbursement for continuing professional education;
•All employees participate in mid-year and/or annual performance reviews; and
•Approximately 15% of open positions were filled internally in 2022; the average tenure of EMG employees is over seven years.
EMG also supports professional development through affinity groups, such as a women’s networking group.
EMG is committed to enhancing gender, racial, and ethnic diversity throughout the organization, as stated in its Diversity and Inclusion Policy, and has engaged a women-owned recruiting firm focused exclusively on women and minority recruiting on college campuses.
Investment Strategies
We invest in a diverse array of financial assets. As part of our investment strategy, we are a provider of capital to the U.S. housing market, enhancing liquidity in the residential real estate mortgage market and, in turn, facilitating home ownership and stability within communities.

Charitable Activity
EMG and senior members of management contribute to numerous charitable causes. EMG also supports employee charitable contributions with a matching gift program, hosting food drives, and other community events.
Governance
We are committed to strong alignment with our stakeholders in governance, ethics, and compliance. We operate under a Code of Business Conduct and Ethics, and all employees are required to undertake compliance training annually. We have an established Whistleblower Policy and hotline to encourage transparency and accountability.
Our trustees and officers and EMG personnel are not permitted to engage in short sales of our securities or derivative transactions involving our securities designed to hedge or offset any decrease in the market value of our securities.
EMG incorporates ESG values in its risk management function by, among other things, providing transparency about risk exposures to stakeholders, including our trustees, investors, senior management, and portfolio managers. EMG also fosters dialogue about emerging sources of risk and assumptions driving investment decisions.
For more information about our corporate governance practices, see "Corporate Governance" above.

TRUSTEE COMPENSATION
For the year ended December 31, 2022, our trustee compensation program consisted of an annual cash retainer of $65,000 for each of our independent trustees. In addition, the Chairman of our Board and the Chairman of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board also received an additional annual cash retainer of $25,000, $15,000, $7,500, and $7,500, respectively. Each of our independent trustees is eligible to receive awards under our 2013 Equity Incentive Plan and our trustee compensation program has historically included annual awards under the 2013 Equity Incentive Plan, typically issued in the third quarter, of restricted Common Shares that vest over a one-year period subject to the trustee’s continuous service on our Board of Trustees. In 2022, each independent trustee received an award of restricted Common Shares under the 2013 Equity Incentive Plan, with a value on the date of grant equal to approximately $53,000.
We reimburse our trustees for their travel expenses incurred in connection with their attendance at full Board and committee meetings as well as the Annual Meeting of Shareholders and certain trustee education events.
Compensation of Our Trustees in 2022
The table below describes the compensation earned by our trustees during the fiscal year ended December 31, 2022. Any member of our Board who is also an employee of our Manager, EMG, or their respective affiliates does not receive additional compensation for serving on our Board of Trustees.

Name	Fees Earned or Paid in Cash	Restricted Common Share Awards (1)	All Other Compensation(2)	Total Compensation
Robert B. Allardice, III	$105,000	$53,006	$5,070	$163,076
David J. Miller	72,500	53,006	5,070	130,576
Ronald I. Simon, Ph.D.	72,500	53,006	5,070	130,576
Mary McBride	65,000	53,006	5,070	123,076
Laurence E. Penn	—	—	—	—
Michael W. Vranos	—	—	—	—
(1)Represents the aggregate grant date fair value of awards of 6,761 restricted Common Shares granted to each independent trustee on September 13, 2022 pursuant to our 2013 Equity Incentive Plan. The aggregate grant date fair value was calculated in accordance with the Financial Accounting Standards Board's, or "FASB," Accounting Standards Codification, or "ASC," Topic 718, disregarding any potential forfeitures. See “Note 2—Summary of Significant Accounting Policies” to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for additional information regarding the assumptions underlying such calculation. These awards will vest in full on September 12, 2023, subject to the independent trustees’ continuous service on our Board through such date. Other than such restricted Common Share awards, none of our independent trustees held any outstanding stock or option awards as of December 31, 2022.
(2)Amounts reported in this column represent cash paid with respect to dividends paid during 2022 on unvested restricted Common Share awards held by our independent trustees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Each of our trustees and trustee nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Nominating and Corporate Governance Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Transactions Effected by EMG and its Affiliates in Respect of Our Portfolio
Mr. Vranos, our Co-Chief Investment Officer and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Co-Chief Investment Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of EMG. We may from time to time enter into certain "related party transactions" with EMG and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other accounts of EMG which are described in the written management agreement with our Manager.
•Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by EMG or our Manager, on the other hand. It is EMG policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. EMG or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager's executing cross transactions. Additionally, unless approved in advance by a majority of our independent trustees or pursuant to and in accordance with a policy that has been approved by a majority of our independent trustees, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager's current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (1) at prices based upon third party bids received through auction, (2) at the average of the highest bid and lowest offer quoted by third party dealers, or (3) according to another pricing methodology approved by our Manager's Chief Compliance Officer.
•Principal Transactions—defined as transactions between EMG or our Manager (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, EMG (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent trustees and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.
•Investment in other EMG accounts—pursuant to the management agreement, although we have not done so to date, if we invest at issuance in the equity of any collateralized debt obligation, or "CDO," that is managed, structured or originated by EMG or one of its affiliates, or if we invest in any other investment fund or other investment for which EMG or one of its affiliates receives management, origination or structuring fees, then, unless agreed otherwise by a majority of our independent trustees, the base management fees payable by us to our Manager will be reduced by (or our Manager will otherwise rebate to us) an amount equal to the applicable portion (as described in the management agreement) of any such management, origination or structuring fees.
•Split price executions—pursuant to the management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by EMG, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.
To date, we have not entered into any cross transactions with other EMG-managed accounts or principal transactions with EMG, or invested in other EMG accounts.
Management Agreement
We entered into a management agreement with our Manager upon our inception in September 2012, pursuant to which our Manager provides for the day-to-day management of our operations. Mr. Vranos, our Co-Chief Investment Officer and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Co-Chief Investment Officer, Christopher Smernoff, our Chief Financial Officer, JR Herlihy, our Chief Operating Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Manager. The management agreement, as amended, requires our Manager to manage our assets, operations, and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Trustees. A description of the material terms of the management agreement is included in "Item 1. Business—Management Agreement" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Management Fees
Under the management agreement, we pay our Manager a management fee quarterly in arrears in an amount equal to 1.50% per annum of our shareholders' equity, with shareholders' equity being calculated, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of common shares or other equity securities of our Company or our Operating Partnership (without double counting) since inception, plus (2) our and our Operating Partnership's (without double counting) retained earnings (expressed as a positive number) or accumulated deficit (expressed as a negative number), as the case may be, calculated in accordance with U.S. Generally Accepted Accounting Principles, or "U.S. GAAP," at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we or our Operating Partnership has paid to repurchase our Common Shares, limited partnership interests in our Operating Partnership, or other equity securities since inception. Shareholders' equity excludes (1) non-cash equity compensation expenses that have impacted shareholders' equity as reported in our financial statements prepared in accordance with U.S. GAAP, and (2) one-time events pursuant to changes in U.S. GAAP, and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent trustees and approval by a majority of the independent trustees. Our shareholders' equity, for purposes of calculating the management fee, could be greater or less than the amount of shareholders' equity shown on our financial statements.
Total management fees incurred for the years ended December 31, 2022 and 2021 were approximately $1.8 million and $2.4 million, respectively.
Services Agreement
Our Manager is party to a services agreement with EMG, pursuant to which EMG provides to our Manager the personnel, services, and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to EMG in connection with the services provided. Our Manager and EMG are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by EMG accrue to the common benefit of the owners of our Manager and EMG, namely EMG Holdings, L.P. and VC Investments L.L.C.
Shareholders' Agreement
We are party to a shareholders' agreement with affiliates of EMG. Pursuant to the terms of the shareholders' agreement, we have agreed to cause up to two individuals designated by EMG to be nominated for election as trustees from the effective time of the shareholders' agreement until such rights expire in accordance with the agreement. The shareholders' agreement also provides that, while we are required to nominate EMG's designees for election as trustees, EMG has the exclusive right to designate a nominee to fill any vacancy on our Board of Trustees created by the death, removal or resignation of one of EMG's designees. All remaining individuals nominated for election as trustees will be nominated in accordance with our bylaws in effect from time to time; provided, however, that the composition of our Board of Trustees and each committee thereof must satisfy all listing requirements of the NYSE or such other national exchange on which our Common Shares are then listed. Pursuant to the shareholders' agreement, EMG's right to designate trustee nominees will expire upon the termination of our Manager (or any of its affiliates) as external manager of our Company. Finally, the shareholders' agreement may only be amended with the approval of a majority of the independent trustees of our Board of Trustees.
Compensation of Trustees
Our non-independent trustees do not receive compensation for serving on our Board. For information regarding the compensation of our independent trustees, see "Trustee Compensation" above.
Indemnification Agreements
We have entered into indemnification agreements with our trustees and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law and pay such persons' expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.

EXECUTIVE OFFICERS

Name and Position With Our Company	Age	Background Summary
Laurence E. Penn Chief Executive Officer, President & Trustee	61	See "Proposal 1: Election of Trustees—Information Regarding the Nominees."

Michael W. Vranos Co-Chief Investment Officer & Trustee	61	See "Proposal 1: Election of Trustees—Information Regarding the Nominees."

Mark Tecotzky Co-Chief Investment Officer	61	Mr. Tecotzky has been our Co-Chief Investment Officer since October 2012 and the Co-Chief Investment Officer of EFC since March 2008. Mr. Tecotzky is also Vice Chairman—Co-Head of Credit Strategies of EMG, and head portfolio manager for all MBS/ABS credit. Prior to joining EMG in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid adjustable-rate mortgages, or "ARMs," and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other EMG principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

Christopher Smernoff Chief Financial Officer	46	Mr. Smernoff joined EMG in January 2007 and has served as our Chief Financial Officer since April 2018. Mr. Smernoff also served as our Controller from April 2013 to April 2018. Mr. Smernoff is responsible for managing all aspects of our finance and accounting operations. In addition, Mr. Smernoff has served as the Chief Accounting Officer of EFC since April 2018. Prior to that Mr. Smernoff served as EFC's Controller since February 2010. From January 2007 through February 2010, Mr. Smernoff was an Assistant Controller for various private entities managed by EMG. Prior to January 2007, Mr. Smernoff was employed as a manager in the assurance practice of PricewaterhouseCoopers LLP, where he was primarily focused on providing audit and accounting services to a variety of clients in the investment management industry. Mr. Smernoff is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting and Finance from Boston College.

JR Herlihy Chief Operating Officer	41	Mr. Herlihy joined EMG in April 2011 and has served as our Chief Operating Officer since April 2018 and as our Treasurer since May 2017. In addition, Mr. Herlihy has been the Chief Financial Officer of EFC since April 2018 and its Treasurer since May 2017. Mr. Herlihy is also a Managing Director at EMG, where he has served in various capacities, including serving as Co-Chief Investment Officer of Ellington Housing Inc. ("EHR"), a real estate investment trust that was focused on single- and multi-family residential real estate assets, from EHR's inception in September 2012 through December 2016. Mr. Herlihy also served as EHR's Interim Chief Financial Officer from March 2015 through January 2016. Prior to April 2011, Mr. Herlihy held various positions in the real estate industry, including at the real estate private equity firm GTIS Partners LP, Capmark Financial Group (formerly GMAC Commercial Mortgage), and Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.

Daniel Margolis General Counsel	49	Mr. Margolis has been our General Counsel since April 2013 and also served as our Secretary from inception to April 2013. Mr. Margolis has also served as General Counsel of EMG and of EFC since July 2010. He is responsible for advising EMG on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining EMG, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from 2007 to 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from 2004 to 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney's Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In 2004, he received the John Marshall Award, the Department of Justice's highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

EXECUTIVE COMPENSATION
We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our Chief Executive Officer, and our two other most highly compensated executive officers.
The following individuals were our named executive officers (“NEOs”) for the year ended December 31, 2022:
•Laurence E. Penn, our Chief Executive Officer and President;
•Christopher Smernoff, our Chief Financial Officer; and
•JR Herlihy, our Chief Operating Officer.
As an externally managed company, none of our executive officers are employees of the Company. In fact, we do not have any employees, and we are managed by our Manager, pursuant to our management agreement. Our executive officers are employed by affiliates of our Manager or EMG, and our Manager makes them available to us pursuant to our management agreement. Except as set forth below, because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us for serving as our executive officers, and we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our executive officers.
We do not currently have any agreements with any of our executive officers regarding their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Additionally, our management agreement does not require that our executive officers devote a specific percentage of their time to our business. Notwithstanding the foregoing, we are required by our management agreement to reimburse our Manager for the costs of the wages (including bonuses), salaries, and benefits incurred by our Manager or EMG with respect to our Chief Financial Officer and our Chief Operating Officer (together, the "Compensated NEOs"), in each case, based on the estimated percentage of their time spent on our affairs and subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses directly to our NEOs and make incentive equity awards to our NEOs in amounts that are subject to approval by our Compensation Committee. All of our NEOs, including our Chief Financial Officer and our Chief Operating Officer, are partially dedicated, which means they spend a portion of their time on the affairs of the Company and a portion of their time dedicated to the affairs of our Manager or EMG.
Summary Compensation Table
The following table sets forth the compensation paid to the Compensated NEOs for services they rendered to us during the fiscal years presented. NEOs who did not receive any compensation for their services rendered to us in the fiscal years presented have been omitted from the table.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Christopher Smernoff Chief Financial Officer	2022	$45,833	$42,429	$28,601	$5,352	$122,215
	2021	47,708	37,594	36,839	6,051	128,192
JR Herlihy Chief Operating Officer	2022	49,271	64,350	58,235	11,344	183,200
	2021	49,500	58,500	81,010	11,050	200,060
(1)Reflects the portion of the executive officer's base salary that we were required to reimburse to the Manager.
(2)Reflects the portion of the executive officer's bonus that was earned in 2022 and for which we were required to reimburse to the Manager. Approximately 17% of Mr. Smernoff's and approximately 28% of Mr. Herlihy's 2022 cash bonus ($7,150 for Mr. Smernoff and $22,575 for Mr. Herlihy) will not be earned until December 31, 2023 and, in accordance with SEC rules, has not been included in this table.
(3)Represents the aggregate grant date fair value awards granted on December 15, 2022, under our 2013 Equity Incentive Plan to Mr. Smernoff and Mr. Herlihy of 3,989 and 8,122 restricted Common Shares, respectively. The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718, disregarding any potential forfeitures. See “Note 2— Summary of Significant Accounting Policies” to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for additional information regarding the assumptions underlying such calculation. These awards will vest in substantially equal installments on each of December 15, 2023 and December 15, 2024, subject to Mr. Smernoff’s and Mr. Herlihy’s continuous employment through such date.
(4)Amounts in this column represent dividends cash amounts paid to the executive officers in respect of their unvested restricted Common Share awards in each respective year.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
We have not entered into employment agreements with any of our executive officers, including the NEOs.
Elements of Compensation
We do not reimburse our Manager or EMG for any of the compensation paid to Mr. Penn (who is our only NEO who is not a Compensated NEO), but rather EMG compensates Mr. Penn out of its overall revenue stream, including the management fees that we pay to our Manager. Our management agreement does not require that any specified amount or percentage of the management fees that we pay to the Manager be allocated to Mr. Penn. Based on discussions with our Manager and EMG, we estimate that Mr. Penn received no compensation for 2022 that is associated with the $1.8 million in management fees that we paid to the Manager for 2022. Rather, the entire amount of such management fees was used to compensate employees of EMG other than Mr. Penn.
The components of the compensation program for our Compensated NEOs in 2022 and 2021 consisted of (1) base salary paid by EMG and reimbursed in party by us, (2) a discretionary cash bonus paid by EMG and reimbursed in part by us, and (3) a restricted Common Share award granted by us. We are required to reimburse EMG for the portion of the base salary and any discretionary cash bonus of the Compensated NEOs that is allocated to us based on the estimated percentage of their time spent managing our affairs, subject to the approval of the amount of such reimbursement by our Compensation Committee. While we have the discretion to provide annual cash bonuses directly to our NEOs, we did not approve any such bonuses for 2022 and have not historically provided such bonuses.
Base Salary
Each of the Compensated NEOs is an employee of EMG. Under the terms of their respective employment arrangements with EMG, Mr. Smernoff earned an annual base salary in 2022 of $250,000 and Mr. Herlihy earned an annual base salary in 2022 of $275,000. In determining whether the amount of each Compensated NEO's' base salary for 2022 was reasonable and appropriate, our Compensation Committee considered primarily each Compensated NEO's duties and responsibilities, the performance of our Company, and their performance based on both the members of the Compensation Committee's own observations as members of our Audit Committee and Board and the assessment and recommendation of our Chief Executive Officer/President and our Co-Chief Investment Officer (which takes into account such officers' review of the compensation provided to similar employees of similarly situated companies).
For 2023, we expect that our Compensation Committee will take into account substantially similar criteria in determining whether the amount of each Compensated NEO's base salary is reasonable and appropriate.
Discretionary Cash Bonus and Restricted Common Shares
In addition, on December 15, 2022, our Compensation Committee approved reimbursement of an incentive cash bonus paid by EMG to Mr. Smernoff of $42,900 subject to deferral of approximately 17% of such cash bonus until December 31, 2023 and an incentive cash bonus to Mr. Herlihy of $80,625 subject to deferral of approximately 28% of such cash bonus until December 31, 2023. The deferred portion of the cash bonus paid to Messrs. Smernoff and Herlihy is subject to forfeiture prior to December 31, 2023.
The Compensation Committee also approved, on December 15, 2022, awards under our 2013 Equity Incentive Plan to Mr. Smernoff and Mr. Herlihy of 3,989 and 8,122 restricted Common Shares, respectively. The Common Shares subject to the awards granted to Messrs. Smernoff and Herlihy are subject to forfeiture restrictions that will lapse in substantially equal installments on each of December 15, 2023 and December 15, 2024, subject to the Compensated NEO's continuous employment through each such date.
For our NEOs, we and EMG do not employ contractual formulas in determining discretionary compensation, but instead take into account factors such as the officer’s position, the officer’s contribution to our Company and/or to EMG’s businesses, the performance of our Company and/or EMG, market practices, reviews by the officer’s superiors, compensation provided to similar employees of similarly situated companies, and, with respect to officers (such as Mr. Smernoff and Mr. Herlihy) whose compensation is only partially reimbursed by us, the compensation they receive from other sources (such as, for Mr. Smernoff and Mr. Herlihy, from EFC for their services as EFC’s partially dedicated Chief Accounting Officer and Chief Financial Officer, respectively), and the percentage of their working time and efforts spent on matters related solely to us.
In determining whether the amount of each Compensated NEO's bonus for 2022, for which we are responsible for our allocable portion, was reasonable and appropriate for reimbursement by our Company and whether to approve their restricted Common Share award, our Compensation Committee considered primarily each Compensated NEO's performance, based both on their own observations as members of our Audit Committee and Board and on the assessments and recommendations of our Chief Executive Officer/President, and our Co-Chief Investment Officer (which take into account such officers' review of information relating to the compensation provided to similar employees of similarly situated companies), the performance of our Company, the compensation that each Compensated NEO receives for service as an executive officer of EFC, and the estimated percentage of their time and efforts managing our affairs. Our Compensation Committee also considered the total compensation that each Compensated NEO would earn for 2022 (including compensation received for service as an executive officer of EFC) and whether the amount seemed reasonable and appropriate based on their personal experience and knowledge regarding executive compensation. Taking all of these factors into account, our Compensation Committee determined that reimbursement for such cash bonus and such awards of restricted Common Shares was reasonable and appropriate for Mr. Smernoff and Mr. Herlihy.
Mr. Smernoff and Mr. Herlihy are entitled to receive dividends on all of their restricted Common Share awards. Cash dividends are paid on the restricted Common Share awards at the same time and rate as is paid to all other holders of our Common Shares as of the applicable record date. In 2022, Mr. Smernoff received $5,352 of dividends on his unvested restricted Common Share awards and Mr. Herlihy received $11,344 of dividends on his unvested restricted Common Share awards.
For 2023, we expect that our Compensation Committee will take into account substantially similar criteria in determining whether the amount of our Compensated NEO's bonuses, for which we will be responsible for our allocable portion, is reasonable and appropriate for reimbursement by our Company and whether to approve a restricted Common Share award for them.
Outstanding Equity Awards at Fiscal Year End
The following table lists the restricted Common Shares awarded to our NEOs that were unvested and outstanding as of December 31, 2022.

	Stock Awards
Name	Number of Common Shares That Have Not Vested	Market Value of Common Shares That Have Not Vested (1)
Christopher Smernoff(2)	5,755	$39,479
JR Herlihy(3)	12,005	82,354
(1)Value is determined by multiplying the number of unvested restricted Common Shares by $6.86, the closing price for our Common Shares on the NYSE on December 30, 2022, the last trading day of the year.
(2)The restricted Common Shares are subject to forfeiture prior to December 15, 2023 in the case of 1,995 Common Shares, December 16, 2023 in the case of 1,766 Common Shares, and December 15, 2024 in the case of 1,994 Common Shares.
(3)The restricted Common Shares are subject to forfeiture prior to December 15, 2023 in the case of 4,061 Common Shares, December 16, 2023 in the case of 3,883 Common Shares, and December 15, 2024 in the case of 4,061 Common Shares.
Potential Payments Upon Termination or Change in Control
Since our NEOs are employees of EMG, we generally do not have any obligation to make any payments to any of our NEOs upon a termination of employment or upon a change in control.
Our Compensated NEOs are subject to standard employment contracts for the benefit of EMG. If a Compensated NEO were terminated other than for cause or voluntary resignation, the deferred portion of such executive officer's 2022 cash bonus and any outstanding unvested restricted Common Shares held by such executive officer would continue to vest under the terms of their employment contract. In addition, upon a change in control, the restricted Common Shares would immediately vest under the terms of their Common Share award agreements.
Equity Compensation Plan Information
Our 2013 Equity Incentive Plan is the only compensation plan under which equity securities of the Company are authorized for issuance. The following table sets forth information as of December 31, 2022 with respect to the 2013 Equity Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of our outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(3)	44,804	(1)	N/A	(2)	237,740
Equity compensation plans not approved by security holders	—		—		—
(1)There are 44,804 unvested restricted Common Shares outstanding pursuant to our 2013 Equity Incentive Plan.

(2)All outstanding awards under the 2013 Equity Incentive Plan represent restricted Common Shares, which do not have an exercise price.
(3)The 2013 Equity Incentive Plan contains a formula for calculating the number of securities available for issuance thereunder. The number of Common Shares that may be issued under the 2013 Equity Incentive Plan will be increased in an amount that results from multiplying 3% and the total number of Common Shares sold in any future public or private offering of our Common Shares, subject to a maximum of 1,500,000 shares.

Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2021 and 2022. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and average for our other non-PEO NEOs as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) Company’s financial performance for the years ended December 31, 2022 and 2021.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Total Shareholder Return(3)	Net Income (Loss)(4)
						(In thousands)
2022	—	—	$152,708	$123,890	$66.05	$(30,198)
2021	—	—	164,126	146,756	88.06	(6,309)
(1)For each of the years included above, the PEO was Laurence E. Penn and the non-PEO NEOs were JR Herlihy and Christopher Smernoff. As reflected in the Summary Compensation Table and noted elsewhere in this proxy statement, because our management agreement provides that our Manager is responsible for managing our affairs, our NEOs do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. However, we are required by our management agreement to reimburse our Manager or EMG for the allocable share of the salary and other compensation paid by our Manager or EMG to certain of our executive officers who dedicated all or a portion of such officer’s time to us, based on the estimated percentage of such officer's time spent on our affairs. For the years presented above, Mr. Smernoff, our Chief Financial Officer, and Mr. Herlihy, our Chief Operating Officer, were the only NEOs for which we paid or reimbursed any portion of the compensation paid by our Manager.
(2)For details regarding how the amounts in this column are calculated, refer to the “Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid" table immediately below.
(3)Total Shareholder Return assumes $100 invested at December 31, 2020 in common stock of the Company and the reinvestment of dividends.
(4)Reflects the Company's net income (loss) prepared in accordance with GAAP for each of the years shown.
Compensation Actually Paid represents totals from the Summary Compensation Table above, adjusted for certain items as detailed in the following table for the years ended December 31, 2021 and 2022:

Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid	2021	2022
Average for Non-PEO NEOs Summary Compensation Table—Total	$164,126	$152,708
Deduction of Average Amounts Reported under the "Stock Awards" column in the Summary Compensation Table	(58,924)	(43,418)
Add (Subtract):
Average of the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	58,698	41,541
Average amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	(5,899)	(9,970)
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value	(11,245)	(16,971)
Total Equity Award Related Adjustments	(17,370)	(28,818)
Average Compensation Actually Paid—Total	$146,756	$123,890

The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs and the Company's cumulative total return on our common shares, assuming a $100 investment on December 31, 2020 and the reinvestment of dividends for each year presented below. We did not include a graph illustrating the relationship between average Compensation Actually Paid to our PEO and the Company's cumulative total return on our common shares because, as discussed elsewhere in this proxy statement, we do not compensate our PEO.

Comparison of Average Compensation Actually Paid to Shareholder Total Return
Average Compensation Actually Paid to non-PEO NEOs (In thousands)
Value of Initial Fixed $100 Investment Based on Total Shareholder Return
$160.0
$120.0
$80.0
$40.0
$—
$96.00
$88.00
$80.00
$72.00
$64.00
$146.8
$88.06
$123.9
$66.05
2021
2022
Average Compensation Paid to non-PEO NEOs
Total Shareholder Return—EARN

The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs and the Company's net income (loss) for each year presented below. We did not include a graph illustrating the relationship between average Compensation Actually Paid to our PEO and the Company's net income (loss) because, as discussed elsewhere in this proxy statement, we do not compensate our PEO.

Comparison of Average Compensation Actually Paid to Net Income (Loss)
Average Compensation Actually Paid to non-PEO NEOs (In thousands)
$160.0
$120.0
$80.0
$40.0
$—
$146.8
$123.9
$(6.3)
$(30.2)
2021
2022
$—
$(8.0)
$(16.0)
$(24.0)
$(32.0)
Net Income (In millions)
Average Compensation Paid to non-PEO NEOs
Net Income (Loss)

Please see "Executive Compensation—Narrative Disclosure to Summary Compensation Table" above for more information on how the Compensation Actually Paid to our Compensated NEOs is determined.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 1, 2023, certain ownership information with respect to our Common Shares for those persons known to us to be the beneficial owners of more than 5% of our outstanding Common Shares and all of our trustees, each of the NEOs and all of the trustees and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes:
•all Common Shares the investor actually owns beneficially or of record;
•all Common Shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and
•all Common Shares the investor has the right to acquire within 60 days of March 1, 2023 (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name and Address	Number	Percentage of Outstanding Common Shares(1)
5% Shareholder:
The Vanguard Group(2)	814,721	5.9%
Trustees and Named Executive Officers:(3)
Michael W. Vranos(4)	139,605	1.0%
Laurence E. Penn	35,710	*
Robert B. Allardice, III(5)	33,001	*
David J. Miller(5)(6)	43,001	*
Mary McBride(5)	10,965	*
Ronald I. Simon, Ph.D.(5)	46,762	*
Christopher Smernoff(7)	17,314	*
JR Herlihy(8)	28,041	*
All executive officers and trustees as a group (10 persons)(9)	362,681	2.6%
* Denotes beneficial ownership of less than 1% of our Common Shares.
(1)Based on an aggregate amount of 13,781,492 Common Shares issued and outstanding as of March 1, 2023. Assumes that derivative securities, if any, beneficially owned by a person are exercised for Common Shares. The total number of Common Shares outstanding used in calculating this percentage assumes that none of the derivative securities owned by other persons are exercised for Common Shares.
(2)Derived from a Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, ("Vanguard"). The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard is the beneficial owner of 814,721 shares and has the sole power to dispose or direct the disposition of 810,407 of such shares, shared power to dispose or direct the disposition of 4,314 of such shares and sole power to vote or direct the vote of zero of such shares.
(3)The address for all NEOs and trustees is Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, CT 06870.
(4)Includes 106,472 Common Shares held directly by EMG Holdings, L.P., or "EMGH." VC Investments L.L.C., or "VC," and Michael W. Vranos each has shared voting and dispositive power over these Common Shares. VC is the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.
(5)Includes 6,761 Common Shares that will vest on September 12, 2023.
(6)Mr. Miller holds 10,000 of such Common Shares in a joint account with his spouse.
(7)Includes 1,995 Common Shares that will vest on December 15, 2023, 1,766 Common Shares that will vest on December 16, 2023, and 1,994 Common Shares that will vest on December 15, 2024.
(8)Includes 4,061 Common Shares that will vest on December 15, 2023, 3,883 Common Shares that will vest on December 16, 2023, and 4,061 Common Shares that will vest on December 15, 2024.
(9)Includes 27,044 Common Shares that will vest on September 12, 2023, 6,056 Common Shares that will vest on December 15, 2023, 5,649 Common Shares that will vest on December 16, 2023, and 6,055 Common Shares that will vest on December 15, 2024.

AUDIT COMMITTEE REPORT
Each member of the Audit Committee is independent of our Company and management in accordance with the requirements of the NYSE listing standards, our Corporate Governance Guidelines and applicable SEC rules and regulations. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee's responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our Company's financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Management is responsible for our Company's financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, PwC, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with U.S. GAAP.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and PwC the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence. In addition, we have evaluated and concluded the non-audit services provided by PwC to our Company comply with SEC independence rules.
Based on the reviews and discussions referred to above, prior to the filing of our Company's Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. GAAP or that PwC is in fact "independent."
Submitted by the Audit Committee:
Robert B. Allardice, III, Chair
David J. Miller
Mary McBride
Ronald I. Simon, Ph.D.

GENERAL INFORMATION
Shareholder Proposals
Shareholder proposals intended to be presented at the 2024 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than December 8, 2023 in order to be considered for inclusion in the Company's Proxy Statement relating to the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, or "Rule 14a-8."
For a proposal of a shareholder, including a shareholder's proposal to nominate a candidate for election as a trustee, to be presented at the Company's 2024 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company's Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than November 8, 2023, and no later than 5:00 p.m., Eastern Time on December 8, 2023. If the 2024 Annual Meeting of Shareholders is scheduled to take place before April 16, 2024 or after July 15, 2024, then notice must be delivered no earlier than the 150th day prior to the 2024 Annual Meeting of Shareholders and not later than the later of 5:00 p.m., Eastern Time on the 120th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attn: Secretary.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024.
Householding of Proxy Statements and Annual Reports
The SEC rules allow for the delivery of a single copy of the Notice, and if applicable, the proxy materials, to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as "householding," will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold our Common Shares in "street" name for beneficial owners of our Common Shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary. You can also request prompt delivery of the proxy materials by contacting Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary, (203) 409-3585.
If you hold our Common Shares in your own name as a holder of record, householding will not apply to your Common Shares. Also, if you own our Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice, and if applicable, more than one set of our proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company's transfer agent, American Stock Transfer & Trust Company, LLC by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.
Additional Matters
The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, may be obtained at our website at www.earnreit.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Secretary, Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870.

EARN

ELLINGTON RESIDENTIAL MORTGAGE REIT

ELLINGTON RESIDENTIAL MORTGAGE REIT
ATTN: SECRETARY
53 FOREST AVENUE
OLD GREENWICH, CT 06870

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EARN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07518-P86464

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELLINGTON RESIDENTIAL MORTGAGE REIT

The Board of Trustees recommends you vote FOR ALL of the trustee nominees listed in the following proposal:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert B. Allardice III
02) Mary McBride
03) David J. Miller
04) Laurence E. Penn
05) Ronald I. Simon, Ph.D.
06) Michael W. Vranos

The Board of Trustees recommends you vote FOR the following proposals:

	For	Against	Abstain
2. The approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐
3. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
4. The approval of the Ellington Residential Mortgage REIT 2023 Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V07519-P86464

ELLINGTON RESIDENTIAL MORTGAGE REIT
Annual Meeting of Shareholders
May 16, 2023 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Trustees

The undersigned hereby appoints Laurence E. Penn and Alaael-Deen Shilleh, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Ellington Residential Mortgage REIT to be held on Tuesday, May 16, 2023, at 10:00 a.m. Eastern Time via live webcast by visiting www.virtualshareholdermeeting.com/EARN2023, and at any adjournments or postponements thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2022 Annual Report to Shareholders.

Continued and to be signed on reverse side

APPENDIX A
ELLINGTON RESIDENTIAL MORTGAGE REIT
2023 EQUITY INCENTIVE PLAN
ARTICLE I
DEFINITIONS
As used herein, the following terms shall have the meanings set forth below:
1.01.Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (i) the Manager shall be deemed an Affiliate of the Company for purposes of this Plan for so long as the Manager serves as the external manager of the Company, (ii) the Operating Partnership shall be deemed an Affiliate of the Company for purposes of this Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole general partner of the Operating Partnership and (iii) any other entity specifically designated by the Committee shall be deemed an Affiliate of the Company for purposes of this Plan for so long as the Committee desires.
1.02.Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.
1.03.Award
“Award” means any Option, SAR, Share Award, award of Restricted Share Units, Other Equity-Based Award (including an LTIP Unit), Incentive Award, or Substitute Award, together with any other right or interest, granted to a Participant pursuant to this Plan.
1.04.Board
“Board” means the Board of Trustees of the Company.
1.05.Change in Control
“Change in Control” means and includes each of the following:
(a)The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of more than 50% of either (i) the then outstanding Common Shares of the Company, taking into account as outstanding for this purpose such Common Shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Shares (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of trustees or directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (A) any acquisition by the Company, the Manager or any of their respective Affiliates, (B) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (C) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (D) any acquisition by an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Shares.
(b)Individuals who constitute Incumbent Trustees at the beginning of any two-consecutive-year period, together with any new Incumbent Trustees who become members of the Board during such two-year period, cease to constitute a majority of the Board at the end of such two-year period.
(c)The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:
(i)the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));
(ii)no Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and
(iii)at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Trustees at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
(d)The approval of a plan of complete liquidation or dissolution of the Company or the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.
In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.06.Code
“Code” means the Internal Revenue Code of 1986, as amended.
1.07.Committee
“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Shares are listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate of the Company, “Committee” means the Board.
1.08.Common Shares
“Common Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company.
1.09.Company
“Company” means Ellington Residential Mortgage REIT, a Maryland real estate investment trust.
1.10.Control Change Date
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.

1.11.Corresponding SAR
“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.12.Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on Common Shares with respect to a specified Restricted Share Unit, Other Equity-Based Award or Incentive Award denominated in Common Shares or other Company securities, as determined by the Committee in its sole discretion. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional Common Shares or otherwise reinvested, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award.
1.13.Effective Date
“Effective Date” means May 17, 2023.
1.14.Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.15.Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a Common Share on the New York Stock Exchange for such date or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which a quotation exists. If, on any given date, the Common Shares are not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a Common Share on such other exchange on which the Common Shares are listed for trading for such date (or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which such quotation exists) or, if the Common Shares are not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.
1.16.Incentive Award
“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.
1.17.Incumbent Trustees
“Incumbent Trustees” means (a) each individual serving on the Board as of the Effective Date during the period of such individual’s continuous service on the Board from and after the Effective Date or during any period such individual qualifies as an Incumbent Trustee pursuant to clause (b) of this Section 1.17 and (b) those individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the trustees serving on the Board at the time of the election or nomination, as applicable. No individual designated to serve as a trustee by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.05 and no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees shall be an Incumbent Trustee.
1.18.Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per Common Share as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Articles XII, XIII and XVI, without the approval of shareholders (i) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (ii) no payment shall be made in cancellation of an SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.19.LTIP Unit
“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership Agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Operating Partnership Agreement, subject to the terms and conditions of the applicable Agreement and the Operating Partnership Agreement.
1.20.Manager
“Manager” means Ellington Residential Mortgage Management LLC, a Delaware limited liability company and the Company’s external manager, or any entity that subsequently becomes the Company’s external manager.
1.21.Non-Employee Trustee
“Non-Employee Trustee” means a member of the Board who is not an employee or officer of the Company, the Manager or any of their respective Affiliates.
1.22.Operating Partnership
“Operating Partnership” means Ellington Residential Mortgage LP, a Delaware limited partnership and the Company’s operating partnership as of the Effective Date, or any entity that subsequently becomes the Company’s operating partnership.
1.23.Operating Partnership Agreement
“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Ellington Residential Mortgage LP, a Delaware limited partnership, dated as of September 24, 2012, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.
1.24.Option
“Option” means a share option that entitles the holder to purchase from the Company a stated number of Common Shares at the price set forth in an Agreement.
1.25.Other Equity-Based Award
“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Share Award, award of Restricted Share Units, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares (including securities convertible into Common Shares) or other equity interests, including LTIP Units.
1.26.Participant
“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership), in each case, selected by the Committee to receive one or more Awards.
1.27.Person
“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any individual, firm corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentences, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Shares.
1.28.Plan
“Plan” means this Ellington Residential Mortgage REIT 2023 Equity Incentive Plan, as amended, supplemented or otherwise modified from time to time.

1.29.Prior Plan
“Prior Plan” means the Company’s 2013 Equity Incentive Plan, as amended, supplemented or modified from time to time.
1.30.REIT
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
1.31.Restricted Share
“Restricted Share” means a Common Share granted to a Participant that is subject to certain restrictions and a risk of forfeiture.
1.32.Restricted Share Unit
“Restricted Share Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, Common Shares or a combination thereof) on a specified settlement date equal to the value of a Common Share.
1.33.SAR
“SAR” means a share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Common Share encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.34.Section 409A
“Section 409A” means Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
1.35.Share Award
“Share Award” means a Restricted Share or unrestricted Common Shares awarded to a Participant under Article VIII.
1.36.Substitute Award
“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.
1.37.Ten Percent Shareholder
“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of shares of beneficial interest of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
ARTICLE II
PURPOSES
This Plan is intended to assist the Company and its Affiliates in recruiting and retaining the Manager, employees, trustees and other individuals who provide services to the Company, the Manager, the Operating Partnership or an Affiliate of the Company, the Manager or the Operating Partnership with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Share Awards, awards of Restricted Share Units, Other Equity-Based Awards (including LTIP Units), Incentive Awards, and Substitute Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

ARTICLE III
ADMINISTRATION
This Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. Notwithstanding any such conditions, the Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.
The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company.
The Committee may delegate any or all of its powers and duties under this Plan to a subcommittee of trustees or to any officer of the Company or an Affiliate of the Company (including the Manager or the Operating Partnership), including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (a) violate state or corporate law or (b) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in this Plan to the “Committee,” other than in Articles XIII and XVI, shall be deemed to include any such subcommittee or officer to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate (including the Manager or the Operating Partnership), or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate (including the Manager or the Operating Partnership). The Committee may revoke or amend the terms of any such delegation at any time but such revocation shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of this Plan and the Committee’s prior delegation.
ARTICLE IV
ELIGIBILITY
Any employee of the Company or an Affiliate of the Company (including an entity that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership), is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.
ARTICLE V
COMMON SHARES SUBJECT TO PLAN
5.01.Common Shares Issued
Upon the grant, exercise or settlement of an Award, the Company may deliver (and shall deliver if required under an Agreement) to the Participant Common Shares from its authorized but unissued Common Shares.
5.02.Aggregate Limit
Subject to adjustment as provided under Article XIII, the maximum aggregate number of Common Shares that may be delivered with respect to Awards under this Plan (and the maximum aggregate number of Common Shares that may be issued under this Plan pursuant to incentive stock options granted under this Plan) is equal to (i) 2,500,000 Common Shares;

provided that, at any given time, the actual number of Common Shares that may be delivered with respect to Awards under the Plan pursuant to this Section 5.02(i) shall not exceed five percent (5.00%) of the total number of Common Shares outstanding as of such time (up to a maximum of 2,500,000 Common Shares that may be delivered), plus (ii) 250,191 Common Shares remaining available for issuance under the Prior Plan on the Effective Date, plus (iii) up to 44,804 Common Shares subject to awards granted under the Prior Plan that are outstanding on the Effective Date and that subsequently are forfeited, expire or lapse unexercised or unsettled and Common Shares issued pursuant to awards granted under the Prior Plan that are outstanding on the Effective Date and that are subsequently forfeited to or required by the Company. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a Common Share).
5.03.Reallocation of Shares
If any Award (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Shares, then any Common Shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Awards under this Plan. Any Common Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall reduce the number of Common Shares available under this Plan and shall not be available for future grants or awards. If Common Shares are issued in settlement of an SAR granted under this Plan, the number of Common Shares available under this Plan shall be reduced by the number of Common Shares for which the SAR was exercised rather than the number of Common Shares issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Shares are listed for trading, Common Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of Common Shares available for issuance under this Plan. Notwithstanding the provisions of this Section 5.03, no Common Shares may be subject to an Option or granted or awarded if such action would cause an Option intended to be an incentive stock option to fail to qualify as such.
5.04.Individual Limitations
Notwithstanding any provisions to the contrary in this Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under this Plan to any individual, Non-Employee Trustee during any single calendar year shall not exceed $500,000; provided, however, such limitation shall be determined without regard to (i) grants of Awards, if any, made under this Plan to a Non-Employee Trustee during any period in which such individual was an employee of the Company, the Manager or any of their respective Affiliates (other than in the capacity of a Non-Employee Trustee) or (ii) cash feeds paid to a Non-Employee Trustee during such calendar year (or grants of Awards, if any, made to a Non-Employee Trustee in lieu of all or any portion of such cash fees); provided further, however, that for any calendar year in which a Non-Employee Trustee (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such Non-Employee Trustee in excess of the limit set forth in this Section 5.04.
In applying the limitations of this Section 5.04, an Option and Corresponding SAR shall be treated as a single Award.
ARTICLE VI
OPTIONS
6.01.Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of Common Shares covered by such awards and the terms and conditions of such awards.
6.02.Option Price
The price per Common Share purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per Common Share purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Articles XII, XIII and XVI, the price per Common Share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders. In addition, no payment shall be made in cancellation of an Option without the approval of shareholders if, on the date of cancellation, the Option price exceeds Fair Market Value.

6.03.Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04.Transferability
Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.
6.05.Employee Status
Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.06.Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Shares with respect to which incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) are exercisable for the first time by an individual during any calendar year exceeds $100,000, such Options shall be treated as Options that do not qualify as incentive stock options. An Option granted under this Plan may be exercised with respect to any number of whole Common Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Common Shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of Common Shares with respect to which the Option is exercised.
6.07.Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Shares so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.
6.08.Shareholder Rights
No Participant shall have any rights as a shareholder with respect to Common Shares subject to an Option until the date of exercise of such Option.
6.09.Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of Common Shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS
7.01.Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of Common Shares covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for Common Shares having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
7.02.Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03.Transferability
Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.
7.04.Exercise
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Common Shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of Common Shares with respect to which the SAR is exercised.
7.05.Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
7.06.Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares, or a combination of cash and Common Shares.
7.07.Shareholder Rights
No Participant shall, as a result receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Shares. Notwithstanding the foregoing, the Committee may provide an Agreement that the holder of an SAR is entitled to Dividend Equivalent Rights during the period beginning on the date of the award of such SAR and ending on the date the SAR is exercised.
ARTICLE VIII
SHARE AWARDS
8.01.Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Share Award (either in the form of Restricted Shares or unrestricted Common Shares) is to be made and will specify the number of Restricted Shares or unrestricted Common Shares covered by such Share Award and the terms and conditions of such Share Award.
8.02.Vesting
The Committee, on the date of the Share Award, may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to the business of the Company or an Affiliate or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.
8.03.Employee Status
In the event that the terms of any Share Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.04.Shareholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the Restricted Shares granted pursuant to the Share Award may be forfeited or are nontransferable, a Participant will have all rights of a shareholder with respect to a Share Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Shares, provided that any such election is intended to comply with Section 409A of the Code) and vote the Common Shares; provided, however, that during the period that the Share Award may be forfeited or is nontransferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Shares granted pursuant to a Share Award, (ii) the Committee may postpone the distribution of dividends until and to the extent that the Share Award becomes transferable and non-forfeitable, (iii) the Company shall retain custody of any certificates representing Restricted Shares granted pursuant to a Share Award, and (iv) the Participant will deliver to the Company a share power, endorsed in blank, with respect to each Share Award. The limitations set forth in the preceding sentence shall not apply after the Restricted Shares granted under the Share Award are transferable and are no longer forfeitable.
ARTICLE IX
RESTRICTED SHARE UNITS
9.01.Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Restricted Share Units is to be made and specify the number of Restricted Share Units covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Share Units.
9.02.Terms and Conditions
The Committee, at the time an award of Restricted Share Units is made, shall specify the terms and conditions which govern the award. The terms and conditions of an award of Restricted Share Units may prescribe that a Participant’s rights in the Restricted Share Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Share Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, or both. An award of Restricted Share Units may be granted to Participants, either alone or in addition to other Awards granted under this Plan, and an award of Restricted Share Units may be granted in the settlement of other Awards granted under this Plan.
9.03.Payment or Settlement
Settlement of an award of Restricted Share Units shall occur upon expiration of the deferral period specified for each Restricted Share Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Share Units shall be satisfied by the delivery of (a) a number of Common Shares equal to the number of Restricted Share Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of Common Shares covered by the vesting Restricted Share Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
9.04.Employee Status
If the terms of any award of Restricted Share Units provides that it may be earned or vest only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
9.05.Shareholder Rights
A Participant, as a result of receiving an award of Restricted Share Units, shall not have any rights as a shareholder until, and then only to the extent that, the award of Restricted Share Units is earned and settled in Common Shares (to the extent applicable).
ARTICLE X
OTHER EQUITY BASED AWARDS
10.01.Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of Common Shares or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the Operating Partnership Agreement as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.
10.02.Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.
10.03.Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, shall be payable or settled in Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion; provided, however, that any Common Shares that are issued on account of the conversion of LTIP Units into Common Shares shall not reduce the number of Common Shares available for issuance under this Plan. Other Equity-Based Awards denominated as equity interests other than Common Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.
10.04.Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.05.Shareholder Rights
A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a shareholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Shares.
ARTICLE XI
INCENTIVE AWARDS
11.01.Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.
11.02.Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.
11.03.Nontransferability
Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under this Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
11.04.Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
11.05.Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Shares or a combination of cash and Common Shares, as determined by the Committee.
11.06.Shareholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or an Affiliate until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Shares.
ARTICLE XII
SUBSTITUTE AWARDS
Awards may be granted in substitution or exchange for any other Award granted under this Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards may be also be granted under this Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Notwithstanding anything contained in this Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a Common Share on the date of the substitution if such substitution complies with Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Article XII or in Article XIII or Article XVI hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the shareholders of the Company.
ARTICLE XIII
ADJUSTMENT UPON CHANGE IN COMMON SHARES
The maximum number of Common Shares as to which Awards may be granted under this Plan, the maximum number of Common Shares that may be issued under this Plan through incentive stock options, the individual grant limitations of Section 5.04 and the terms of outstanding Awards granted under this Plan shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Shares that affects the number or kind of Common Shares (or other securities of the Company) or the Fair Market

Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Shares subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (i) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIII by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Shares, or securities convertible into any class of Common Shares, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Shares or obligations of the Company convertible into such Common Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of Common Shares as to which Awards may be granted under this Plan, the maximum number of Common Shares that may be issued under this Plan through incentive stock options, the individual grant limitations of Section 5.04 or the terms of outstanding Awards under this Plan.
The Committee may make Awards under this Plan in substitution for performance shares, phantom shares, share awards, share options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XIII. Notwithstanding any provision of this Plan, the terms of such substituted Awards granted under this Plan shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XIV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Shares when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XV
GENERAL PROVISIONS
15.01.General
Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Article XVIII), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.
15.02.Effect on Employment and Service
Neither the adoption of this Plan, its operation, the grant of any Award, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
15.03.Unfunded Plan
This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

15.04.Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All Awards are intended to comply with, or otherwise be exempt from, Section 409A of the Code, after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of this Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an Award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.
If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.
15.05.Withholding Taxes
Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Shares previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of Common Shares otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If Common Shares are used to pay all or part of such withholding tax obligation, the maximum number of Common Shares that may be so surrendered, withheld or reduced shall be the number of Common Shares which have an aggregate Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or its Affiliates, as determined by the Committee in its sole discretion.
15.06.Fractional Shares
No fractional Common Share shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities (including whole Common Shares), or other property shall be paid or transferred in lieu of any fractional Common Share or whether such fractional Common Share or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
15.07.REIT Status
This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under this Plan, such Award shall not vest, be exercisable or be settled (a) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (b) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of an Award could impair the Company’s status as a REIT.
15.08.Governing Law
All questions arising with respect to the provisions of this Plan and Awards shall be determined by application of the laws of the State of Maryland, without giving effect to any conflict of law provisions thereof, except to the extent Maryland law is preempted by federal law. The obligation of the Company to sell and deliver Common Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Shares.
15.09.Clawback
This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.
15.10.Elections Under Section 83(b)
No Participant may make an election under Section 83(b) of the Code with respect to the grant of any Award, the vesting of any Award, the settlement of any Award or the issuance of Common Shares under this Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.
ARTICLE XVI
CHANGE IN CONTROL
16.01.Impact of Change in Control.
In the event of a Change in Control, the Committee is authorized, in its discretion, to cause (a) all outstanding Options and SARs to become fully vested and exercisable immediately prior to such Change in Control and (b) all other outstanding Awards to become earned and nonforfeitable in their entirety upon such Change in Control.
16.02.Assumption Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and the assumed or substituted award shall have such other terms and conditions as may be prescribed by the Committee.
16.03.Cash-Out Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award or (b) (i) the amount by which the price per share received by shareholders in the Change in Control for each Common Share exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each Common Share subject to an Award denominated in Common Shares or valued in reference to Common Shares, the price per share received by shareholders in the Change in Control for each Common Share or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee. If the Option price or Initial Value exceeds the price per share received by shareholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 16.03 without any payment to the Participant.

ARTICLE XVII
AMENDMENT
The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of Common Shares that may be issued under this Plan (except as provided in Article XIII) or materially modify the requirements as to eligibility for participation in this Plan. For the avoidance of doubt, the Board may not (except pursuant to Articles XII, XIII or XVI) without the approval of shareholders (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the Common Shares are listed for trading.
ARTICLE XVIII
DURATION OF PLAN
No Award may be granted under this Plan on and after the tenth anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.
ARTICLE XIX
EFFECTIVENESS OF PLAN
Awards may be granted under this Plan on and after the Effective Date, provided that no Award shall be exercisable, vested or settled unless and until this Plan is approved by the shareholders of the Company within twelve months after the Effective Date.